Exhibit 99.1

FOR IMMEDIATE RELEASE

MATTRESS FIRM TO ACQUIRE MATTRESS KING AND BEDMART STORES

– Enters Into Agreement to Strengthen Its Presence in Key Markets of Colorado and Arizona –

HOUSTON, April 28, 2014 /BUSINESSWIRE/ — Mattress Firm Holding Corp. (the “Company”) (NASDAQ: MFRM), a leading specialty retailer of mattresses and accessories in the United States, announced that the Company has entered into an agreement to acquire substantially all of the mattress specialty retail assets and operations of Mattress Liquidators, Inc., which operates Mattress King retail stores in Colorado and BedMart retail stores in Arizona.

This acquisition will add approximately 75 specialty retail stores to the Mattress Firm company-operated store base in markets where the Company currently operates, primarily Denver, Colorado, Phoenix, Arizona and Tucson, Arizona, for an aggregate purchase price of approximately $35 million, subject to customary adjustments.  The closing of the acquisition, which is conditioned on the prior satisfaction of customary closing conditions, is expected to occur by the end of the second fiscal quarter of 2014 and will be funded by cash reserves and revolver borrowings, as well as a $3.5 million seller note that is payable in quarterly installments over two years.

“We are excited to further expand our position in the Denver, Phoenix and Tucson markets,” stated Steve Stagner, Mattress Firm president & chief executive officer.  “We believe that the acquisition of the Denver stores will allow us to leap into a strong position in that market, building on the foothold established by the acquisition last month of the formerly franchised Mattress Firm stores in Denver.  The additional stores in Phoenix and Tucson will supplement the existing base of quality stores that we currently operate in those markets.  This acquisition is aligned with our relative market share strategy, which continues to build long-term value creation for our shareholders.”

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are “forward-looking statements” within the meaning of applicable federal securities laws and regulations. In many cases, you can identify forward-looking statements by terminology such as “may,” “would,” “should,” “could,” “forecast,” “feel,” “project,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other comparable terminology; however, not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release, such as those relating to expected value and benefits from acquisitions, are subject to various risks and uncertainties, including but not limited to downturns in the economy; reduction in discretionary spending by consumers; our ability to execute our key business strategies and advance our market-level profitability; our ability to profitably open and operate new stores and capture additional market share; our relationship with our primary mattress suppliers; our dependence on a few key employees; the possible impairment of our goodwill or other acquired intangible assets; the effect of our planned growth and the integration of our acquisitions on our business infrastructure; the impact of seasonality on our financial results and comparable-store sales; our ability to raise adequate capital to support our expansion strategy; our success in pursuing and completing strategic acquisitions; the effectiveness and efficiency of our advertising expenditures; our success in keeping warranty claims and comfort exchange return rates within acceptable levels; our ability to deliver our products in a timely manner; our status as a holding company with no business operations; our ability to anticipate consumer trends; risks related to our controlling stockholder, J.W. Childs Associates, L.P.; heightened competition; changes in applicable regulations; risks related to our franchises, including our lack of control over their operation and our liabilities if they default on note or lease obligations; risks related to our stock and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 28, 2014 filed with the Securities and Exchange Commission (“SEC”) on March 27, 2014 and our other SEC filings.  Forward-looking statements relate to future events or our future financial performance and reflect management’s expectations or beliefs concerning future events as of the date of this press release.  Actual results of operations may differ materially from those set forth in any forward-looking statements, and the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. We do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

5815 Gulf Freeway • Houston, TX • 77023 • Phone: 713-923-1090 • Fax: 713-923-1096

About Mattress Firm

Houston-based Mattress Firm is a high growth specialty retailer, recognized as the nation’s leading bedding specialty retailer, offering a broad selection of both traditional and specialty mattresses, bedding accessories and related products from leading manufacturers. With more than 1,400 company-operated and franchised stores across 33 states, Mattress Firm has the largest geographic footprint in the United States among multi-brand mattress specialty retailers. Mattress Firm offers customers comfortable store environments, guarantees on price, comfort and service, and highly-trained sales professionals. More information is available at http://www.mattressfirm.com.  Mattress Firm’s website is not part of this press release.

Investor Relations Contact: Brad Cohen, ir@mattressfirm.com, 713-343-3652

Media Contact: Kim Hardcastle, khardcastle@jacksonspalding.com, 404-214-0693

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